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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3, No. 333-106657) and related Prospectus of American Financial Group, Inc. for the registration of debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase warrants, preferred securities and a guarantee of preferred securities of American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV and to the incorporation by reference therein of our report dated February 19, 2003, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young, LLP

Cincinnati, Ohio
October 20, 2003